One-Time Bonus Statement Sid: You will receive a one-time cash bonus (the “Bonus”). The Bonus is granted under the Rent the Runway, Inc. (the “Company”) Second Amended and Restated 2021 Incentive Award Plan, as amended (the “Plan”), and is subject to the terms of the Plan and the following terms and conditions: 1. Bonus Amount: $90,000 2. Payment Date: On or about March 30, 2026 3. Taxes: The Bonus is subject to all applicable withholding taxes on the payment date. 4. Vesting Date: The Bonus will vest and no longer be subject to repayment on March 30, 2027, subject to (i) your continued employment with the Company through March 30, 2027 and (ii) Section 5, below. 5. Termination of Employment: If your employment with the Company terminates before March 30, 2027 because you resign for any reason or are terminated by the Company for Cause (as defined in the Company’s Amended and Restated Executive Severance Plan), you will be required to repay your Bonus on a net after-tax basis within 15 days of your resignation or termination date. Acknowledged and Agreed: /s/ Sid Thacker   Sid Thacker March 20, 2026  Date